UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2017

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in Towerstream Corporation’s (the “Company”) current report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2017, Philip Urso resigned from his position as Interim Chief Executive Officer of the Company. On February 4, 2017, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved a new compensation arrangement with Mr. Urso whereby, effective February 1, 2017, Mr. Urso, for a period of three months, will assist in the transition to a new Chief Executive Officer and provide other support and services to the Company. The agreement may be extended by the mutual consent of the parties and includes the following: (i) a monthly salary of $12,500 paid according to the Company’s standard pay practices; (ii) a car allowance of $1,000 per month; and (iii) continued health insurance coverage for Mr. Urso and his dependents.

On February 4, 2017, the Committee approved performance based stock option grants to Mr. Urso, Arthur Giftakis, the Company’s Chief Operating Officer, and Frederick Larcombe, the Company’s Chief Financial Officer. Mr. Urso received options to purchase 500,653 shares of common stock of the Company, which vested immediately upon grant. Mr. Giftakis received options to purchase 439,008 shares of common stock of the Company, which vest quarterly over a two-year period. Mr. Larcombe received options to purchase 250,326 shares of common stock of the Company, which vest quarterly over a two-year period. All of the options expire ten years from the date of grant and have an exercise price equal to the closing price of the common stock of the Company on the date of grant.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Meeting”) of the Company was held on February 8, 2017. A total of 14,830,724 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price that may be required to meet the listing qualifications for one of the national stock exchanges, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to February 8, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors

The proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
11,001,351	3,713,839	115,534	0

(ii) To authorize an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares available for issuance thereunder to 2,521,347 from 1,435,000.

The amendment was authorized and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
5,529,742	2,820,972	110,118	6,369,892

As of the record date for the Meeting, 18,308,979 shares of common stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: February 9, 2017	By:	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer